Exhibit 4.2

THIS DEBENTURE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS DEBENTURE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBENTURE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MENTOR GRAPHICS CORPORATION OR ANY AFFILIATE OF MENTOR GRAPHICS CORPORATION WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF SUCH DEBENTURE) ONLY (A) TO MENTOR GRAPHICS CORPORATION OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO MENTOR GRAPHICS CORPORATION’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS DEBENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MENTOR GRAPHICS CORPORATION

6.25% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2026

No.: 1	CUSIP: 587200 AH9

$20,000,000

Mentor Graphics Corporation, a corporation duly organized and validly existing under the laws of the State of Oregon (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on Schedule I hereto on March 1, 2026, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing March 1, 2011, on said principal sum at said office or agency, in like coin or currency, at the rate of 6.25% per annum, from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from October 13, 2010, until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any March 1 or September 1 will be paid to the Person entitled thereto as it appears in the Debenture register at the close of business on the record date, which shall be the February 15 or August 15 (whether or not a Business Day) immediately preceding such March 1 or September 1, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such Person (provided that the holder of Debentures with an aggregate principal amount in excess of $5,000,000 shall, at the written election of such Debentureholder, be paid by wire transfer of immediately available funds); provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of, interest on or any other amounts due on the Debentures to the prior payment in full of all Senior Debt, as defined in the Indenture to the extent and in the manner set forth in the Indenture, and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[This space left blank intentionally]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

MENTOR GRAPHICS CORPORATION

By:	/s/ Dean Freed

Name: Dean Freed
Title: Vice President and General Counsel

Attest:	/s/ Ethan Manuel
Name: Ethan Manuel
Title: Corporate Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

By:
As Authenticating Agent (if different from Trustee)

Date: October 13, 2010

FORM OF REVERSE OF DEBENTURE

MENTOR GRAPHICS CORPORATION

6.25% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2026

This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 6.25% Convertible Subordinated Debentures due 2026 (herein called the “Debentures”) all issued or to be issued under and pursuant to an Indenture dated as of July 27, 2010 (herein called the “Indenture”), between the Company and Wilmington Trust Company, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto, including the First Supplemental Indenture dated as of October 13, 2010, reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Debentureholders.

In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Debentures may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Debentureholders. Notwithstanding the foregoing, without the written consent of each Debentureholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.07 of the Indenture, may not: (i) change the fixed maturity of any Debenture; (ii) reduce the rate or change the time of payment of interest on any Debenture; (iii) reduce the principal amount of any Debenture or premium, if any, payable thereon, or reduce any amount payable on redemption or repurchase thereof in accordance with Article 3 of the Indenture; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to, or the conversion of any Debenture; (v) make the principal of any Debenture or interest or premium, if any, on any Debenture payable in any coin or currency other than that provided in the Debentures; (vi) modify the provisions of the Indenture with respect to the redemption of the Debentures in a manner adverse to the Debentureholders; (vii) except as otherwise permitted or contemplated by Article 12 of the Indenture, change the obligation of the Company to repurchase any Debenture upon the happening of a Fundamental Change in a manner adverse to the Debentureholders; (viii) impair or adversely affect the right to convert the Debentures subject to the terms set forth in the Indenture; or (ix) reduce the percentage of Debentures, the Debentureholders of which are required to consent to any modification, amendment or supplemental indenture or to waive any past default, or the percentage of Debentures, the Debentureholders of which are required for any other waiver under the Indenture. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or premium, if any, on, or the principal of, the Debentures, or a failure by the Company to convert any Debentures into Common Stock, or a default in the payment of the redemption price pursuant to Article 3 of the Indenture, or a default in respect of a covenant or provisions of the Indenture which under

Article 11 of the Indenture cannot be modified or amended without the consent of the holders of each or all Debentures then outstanding or affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

The payment of the principal of, conversion payment on, interest on or any other amounts due on this Debenture is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Debt, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

Nothing contained in the Debentures or in the Indenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Debentureholders, the obligation of the Company, which is absolute and unconditional, to pay to the Debentureholders the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Debentureholders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article 4 of the Indenture of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Interest on the Debentures shall be calculated using a 360-day year composed of twelve 30-day months.

The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

The Debentures will not be redeemable at the option of the Company prior to March 6, 2011. At any time and from time to time on or after March 6, 2011, and prior to maturity, the Debentures may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 20 days but not more than 60 days before the Redemption Date to the Debentureholders at their last registered addresses, all as provided in the

Indenture, at the following optional redemption prices (expressed as percentages of the principal amount) together with accrued and unpaid interest to, but not including, the Redemption Date:

Period	Redemption Price
Beginning on March 6, 2011 and ending on February 29, 2012	101.79%
Beginning on March 1, 2012 and ending on February 28, 2013	100.89%

and 100% on March 1, 2013, and at any time thereafter; provided, however, that, with the sole of exception of March 6, 2011, if the Redemption Date is on a March 1 or September 1, then the interest payable on such date shall be paid to the holder of record on the preceding February 15 or August 15, respectively. Debentures or portions of Debentures called for redemption will be convertible until the close of business on the Business Day prior to the Redemption Date.

The Debentures are not subject to redemption through the operation of any sinking fund.

On March 1, 2013, March 1, 2016, or March 1, 2021, the Debentureholders shall have the right to require the Company to repurchase at such holder’s option all of such holders’ Debentures, or any portion thereof that is an integral multiple of $1,000 principal amount, on the Purchase Date (as defined in the Indenture) in cash at a price equal to 100% of the principal amount thereof, together with accrued interest to, but not including, the Purchase Date. The Company shall mail to all holders of record of the Debentures a notice of an upcoming Purchase Date not less than 20 Business Days prior to the Purchase Date. For a Debenture to be so repurchased at the option of the Debentureholder, the Debentureholder must deliver to the Paying agent the Purchase Notice (as defined in the Indenture) at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date. Debentureholders may withdraw a Purchase Notice by delivering a written notice of withdrawal to the paying agent in accordance with the terms of the Indenture at any time prior to the close of business on the Purchase Date. The repurchase of Debentures pursuant to this paragraph is subject to the further conditions set forth in the Indenture.

At the option of the Debentureholder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture, all or any part specified by the Debentureholder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Debentures held by such Debentureholder on a date specified by the Company that is not less than 30 nor more than 45 days after the date of the Company Fundamental Change Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date. The Debentureholder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the paying agent in accordance with the terms of the Indenture.

Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, a Debentureholder may surrender for conversion any Debenture that is $1,000 principal amount or integral multiples thereof. In lieu of receiving shares of the Common Stock, a Debentureholder will receive, for each $1,000 principal amount of Debentures surrendered for conversion:

•	cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and

•

if the Conversion Value is greater than $1,000, a number of shares of the Common Stock, equal to the sum of the Daily Share Amounts for each of the ten consecutive Trading Days in the Conversion Reference Period (appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period), subject to the Company’s right to deliver cash in lieu of all or a portion of such shares as described in the Indenture.

Any Debentures called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the Redemption Date, may be deemed to be redeemed from the holders of such Debentures for an amount equal to the applicable redemption price, together with accrued but unpaid interest to (but not including) the Redemption Date, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Debentures from the holders thereof and convert them into shares of the Company’s Common Stock and (ii) to make payment for such Debentures as aforesaid to the Trustee in trust for the holders.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon this Debenture.

No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT MIN ACT -
Custodian

TEN ENT -as tenant by the entireties	(Cust) (Minor)

JT TEN -as joint tenants with right under Uniform Gifts to Minors Act of survivorship and not asunder Uniform Gifts to(state) Minors Act tenants in common
(state)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO: MENTOR GRAPHICS CORPORATION

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into cash and, if applicable, shares of Common Stock of Mentor Graphics Corporation in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, if any, together with the check in payment for the Conversion Value and fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $

Social Security or Other Taxpayer Identification Number:

OPTION TO ELECT REPAYMENT

UPON A FUNDAMENTAL CHANGE

TO: MENTOR GRAPHICS CORPORATION

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Mentor Graphics Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but not including, such repayment date, to the registered holder hereof.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

$

Social Security or Other Tax Identification Number:

OPTION TO ELECT REPAYMENT

UPON A SPECIFIC DATE

TO: MENTOR GRAPHICS CORPORATION

Pursuant to its rights under Section 3.05 of the Indenture referred to in this Debenture, the undersigned registered owner of this Debenture hereby requests and instructs Mentor Graphics Corporation (the “Company”) to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but not including, such repayment date, to the registered holder hereof.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

$

Social Security or Other Tax Identification Number:

ASSIGNMENT

For value received                      hereby sell(s) assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                      attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Debenture within the United States or to, or for the account of, U.S. persons and within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debenture is being transferred:

❑	To Mentor Graphics Corporation or a subsidiary thereof; or

❑	To a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

❑	To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

❑	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

❑	Pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of such transfer;

and unless the box below is checked, the undersigned confirms that such Debenture is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).

❑	The transferee is an Affiliate of the Company.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature of the conversion notice, the option to elect repayment upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Schedule I

MENTOR GRAPHICS CORPORATION

6.25% Convertible Subordinated Debentures Due 2026

No. 1

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian